UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 24, 2015

Date of Report (Date of earliest event reported)

CIBER, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6363 South Fiddler’s Green Circle, Suite 1400,

Greenwood Village, Colorado, 80111

(Address of principal executive offices) (Zip code)

(303) 220-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated 2004 Incentive Plan

On June 24, 2015, Ciber, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Ciber, Inc. Amended and Restated 2004 Incentive Plan (the “Plan”). The Plan was amended to provide flexibility to grant awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Plan provides for the grant of non-qualified and incentive stock options, restricted stock, stock appreciation rights, restricted stock units, dividend equivalent rights, other share-based awards, and performance-based awards, whether in cash or equity that are intended to qualify under Section 162(m). The Plan was also amended to improve the Company’s compensation program and implement other best practices, including, among other things, eliminating share recycling for shares that are used to pay the exercise price in a cashless exercise of stock options; precluding the payment of dividends or dividend equivalents payable on full-value restricted stock, restricted stock units or other share-based awards that vest on attainment conditions unless until the underlying awards vest; providing for minimum vesting requirements to awards granted under the Plan; expanding stock option and stock appreciation right repricing prohibitions; clarifying certain award limits under the Plan; and eliminating the automatic expiration of the Plan upon its tenth anniversary. No further awards will be made under Company’s 2004 Incentive Plan (as previously amended and restated) after June 24, 2015, the date the Plan was approved by shareholders at the Annual Meeting.

A summary of the material terms of the Plan is set forth in the Company’s 2015 proxy statement filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”). The summaries of the Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders considered and acted upon four proposals pursuant to the Notice of Annual Meeting.  Of the approximately 78,834,846 shares eligible to vote as of the Record Date, April 29, 2015, the holders of record of 73,726,299 shares were present at the meeting either in person or by proxy, constituting a quorum.

Proposal No.1:  Election of Directors.  By the vote described below, the shareholders elected the following individuals as Class III directors for three-year terms until the 2018 Annual Meeting of Shareholders:

Director	For	Withhold	Broker Non-Votes
Richard K. Coleman, Jr.	62,477,025	3,284,607	7,964,667
Mark Lewis	64,208,903	1,552,729	7,964,667

Proposal No. 2: Advisory Vote on Executive Compensation.  By the vote described below, the shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non-Votes
Proposal 2	42,748,565	22,965,090	47,977	7,964,667

Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm. By the vote described below, the shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2015:

	For	Against	Abstain
Proposal 3	72,850,966	656,067	219,266

Proposal No. 4: Approval of the Company’s Amended and Restated 2004 Incentive Plan.  By the vote described below, the shareholders approved the Ciber, Inc. Amended and Restated 2004 Incentive Plan:

	For	Against	Abstain	Broker Non-Votes
Proposal 4	48,531,630	14,264,468	2,965,534	7,964,667

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1                                                          Ciber, Inc. Amended and Restated 2004 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: June 26, 2015	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
General Counsel and Secretary

EXHIBIT INDEX

10.1                                                          Ciber, Inc. Amended and Restated 2004 Incentive Plan